EXHIBIT 99


                             TXU ENERGY COMPANY LLC
                    CONDENSED STATEMENT OF CONSOLIDATED INCOME
                                   (Unaudited)


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                                                                                             Twelve Months Ended
                                                                                                March 31, 2004
                                                                                                --------------
                                                                                             (millions of dollars)

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Operating revenues........................................................................           $ 8,168

Operating expenses:
   Cost of energy sold and delivery fees..................................................             5,168
   Operating costs........................................................................               677
   Depreciation and amortization..........................................................               394
   Selling, general and administrative expenses...........................................               638
   Franchise and revenue-based taxes......................................................               122
   Other income...........................................................................               (41)
   Other deductions.......................................................................                40
   Interest income........................................................................                (8)
   Interest expense and related charges...................................................               325
                                                                                                     -------
     Total costs and expenses.............................................................             7,315
                                                                                                     -------

Income from continuing operations before income taxes.....................................               853

Income tax expense........................................................................               277
                                                                                                     -------

Income from continuing operations.........................................................               576

Loss from discontinued operations, net of tax benefit.....................................               (17)
                                                                                                     -------

Net income................................................................................           $   559
                                                                                                     =======

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